Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-223252) and Form S-8 (No. 333-257408, No. 333-218230 and No. 333-118876) of Dril-Quip, Inc. of our report dated February 23, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 23, 2022